As filed with the Securities and Exchange Commission on July 19, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

REGISTRATION STATEMENT

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Physicians Realty Trust

(Exact name of registrant as specified in its governing instruments)

250 East Wisconsin Avenue

Suite 1900

Milwaukee, Wisconsin 53202

(414) 978-6494

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

John T. Thomas

Physicians Realty Trust

250 East Wisconsin Avenue

Suite 1900

Milwaukee, Wisconsin 53202

(414) 978-6494

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

David C. Wright Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 788-8200 (804) 343-4833 (fax)	Wayne D. Boberg Winston & Strawn LLP 35 W. Wacker Drive Chicago, Illinois 60601 (312) 558-5600 (312) 558-5700 (fax)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☒    333-188862

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Shares, $0.01 par value per share	$23,000,000	$3,137.20

(1)	The registrant previously registered common shares of beneficial interest for a proposed maximum offering price of $115,000,000 on a Registration Statement on Form S-11 (File No. 333-188862), as amended, for which a filing fee of $15,686 was paid.
(2)	Includes the offering price of common shares that may be purchased by the underwriters pursuant to their overallotment option.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, (“Rule 462(b)”) and General Instruction G of Form S-11, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinions of counsel and the accountants’ consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-11, as amended (File No. 333-188862), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission on July 18, 2013 (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional $23,000,000 of our common shares for sale in the offering related to the Initial Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, Wisconsin, on this 18th day of July, 2013.

PHYSICIANS REALTY TRUST

By:	/s/ John T. Thomas
John T. Thomas Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Thomas	Chief Executive Officer and President and	July 18, 2013
Trustee (Principal Executive Officer)

/s/ John W. Lucey	Senior Vice President—Principal Accounting and	July 18, 2013
Reporting Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit

5.1	Opinion of Venable LLP

8.1	Opinion of Baker & McKenzie LLP with respect to tax matters

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Baker & McKenzie LLP (included in Exhibit 8.1)

23.3	Consent of Plante & Moran, PLLC